Exhibit 10.2

I, Albert A. Rapetti, for consideration, hereby acknowledge as given and received, hereby transfer all voting rights and proxy to 17,500,000 Standard Gold shares I received personally on March 15, 2011, as described in the SEC filing 13D filed by me and dated March 31 2011, to Blair Mielke, this 31st day of August, 2011.